PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                           SAFE HARBOR COMPLIANCE STATEMENT
                            FOR FORWARD-LOOKING STATEMENTS

In passing the Private Securities Litigation Reform Act of 1995 (the
"Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Providence Capital V, Inc. ("Providence" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Providence. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, Providence undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

                             Gourmet Station, Inc.

                                 RISK FACTORS

1.  GourmetStation is an early-stage company.

After the formation of Gourmet Station LLC in June 1999, the company focused on product development, consumer research, operational procedures, and opening the first fulfillment center. The company did not begin commercial operations in an operating test environment until May 2000. With an extremely small marketing and advertising budget, the company generated a limited number of transactions to test its systems. This limited operating history makes an evaluation of our business difficult.


2. GourmetStation's business model and operating system cannot be benchmarked.

No other foodservice business, to our knowledge, has a similar business model or operating system. Therefore, benchmarking key measurements such as food cost, labor efficiencies, customer acquisition costs, purchase frequency, and percentage repeats are not possible.


3. GourmetStation's projected profitability is based upon high volume transactions that have not been achieved to date.

Due to the low level of transactions in the 2000 - 2001 operations test, management is unable to accurately determine the time and marketing expense required to obtain customers rapidly enough to achieve profitability.

4. GourmetStation's expansion plans are contingent up relationships with several key foodservice manufacturers.

Approximately ten key relationships with manufacturers of specialty food and packaging determine GourmetStation's ability to scale operations and grow outside of the Southeastern market. If these relationships fail, we will be forced to engage other manufacturers, which might impact our quality and expansion plans.


5. GourmetStation's management lacks experience in certain key areas.

Management lacks experience in managing rapid growth in personnel and operations including cost-effectively hiring and training qualified employees to operate new fulfillment centers. They also lack the experience to integrate operations of new fulfillment centers into the existing operation and to coordinate and manage fulfillment centers in multiple, geographically distant locations.


6. GourmetStation faces intense competition.

In the business to business category, GourmetStation faces established consumer direct brands such as Omaha Steaks and Harry & David's. These companies and others have established clients and effective sales organizations. GourmetStation is not a known brand. It is not known how many resources will be needed by GourmetStation to establish brand credibility and stimulate trial.

In the business to consumer category, GourmetStation faces the same competition as outlined above. In the online category, GourmetStation faces established brands like Martha Stewart. Again, it is not known how long or how many resources will be required to stimulate trial.


7. GourmetStation's business model is unique but barriers to entry are low.

Most gourmet gift merchants handle low risk, non-perishable food items such as those normally found in gourmet gift baskets. The gift basket category represents one of the lowest barriers to entry. GourmetStation's business model is more complex and involves food handling, USDA, FDA, and State regulators. However, the business model may not be subject to patent, and barriers to entry are relatively low opening the door to competitors with faster access to growth capital.

8. GourmetStation offers variety but essentially offers one product.

Although there are many product variations within the four menu lines GourmetStation's only product is a gourmet feast-for-two. In order for GourmetStation to be the "Gourmet Merchant of Choice", it must increase the percentage of repeat customers and increase frequency with those repeat customers. Increased breadth of product selection along with significant research and development resources may be required to achieve the necessary breadth.

9. GourmetStation depends upon UPS and local couriers to fulfill its service commitment.

GourmetStation has chosen to outsource delivery to UPS and local couriers.
Poor service from UPS or local couriers could adversely affect repeat business. Severe price increases from UPS or local couriers could adversely affect the consumer value proposition. A labor strike from UPS would put extremely negative pressures on the operation.


10.  GourmetStation may face potential product liability claims.

Although food products are produced in USDA inspected plants and GourmetStation's repack facility is USDA inspected, the Company cannot assure that products will be free from contaminants.

If GourmetStation is found liable under a product liability claim, or even if GourmetStation is required to defend a claim, the company's reputation could suffer and customers could reduce their orders or stop ordering altogether.

11.  GourmetStation has not assembled an integrated management team.

GourmetStation has not hired key personnel in critical areas such as operations, research and development, and marketing. Further, the Company has not proven it can assemble and deploy an integrated, effective management team required to build brand credibility.

12. GourmetStation cannot assure the Company's potential success or profitability.

There is no assurance that the company will rapidly acquire customers at an efficient customer acquisition cost, retain customers, build frequency, and operate efficiently as to generate profit in a reasonable period of time.